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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


       1.       Name:                              Kaydon International, Inc.
                Place of Incorporation:            United States Virgin Islands
                Date of Incorporation:             July 16, 1991

       2.       Name:                              Kaydon Ring and Seal, Inc.
                Place of Incorporation:            Delaware
                Date of Incorporation:             June 30, 1986

       3.       Name:                              Kaydon S.A. de C.V.
                Place of Incorporation:            Nuevo Leon, United Mexican States
                Date of Incorporation:             April 10, 1987

       4.       Name:                              I.D.M. Electronics Ltd.
                Place of Incorporation:            United Kingdom
                Date of Incorporation:             July 1, 1957

       5.       Name:                              Electro-Tec Corp.
                Place of Incorporation:            Delaware
                Date of Incorporation:             October 27, 1967

       6.       Name:                              Cooper Roller Bearing Company Limited
                Place of Incorporation:            United Kingdom
                Date of Incorporation:             June 16, 1982

       7.       Name:                              Cooper Split Roller Bearing Corporation
                Place of Incorporation:            Virginia
                Date of Incorporation:             January 1, 1974

       8.       Name:                              Cooper Geteilte Rollenlager GmbH
                Place of Incorporation:            Germany
                Date of Incorporation:             March 22, 1974

       9.       Name:                              Industrial Tectonics Inc
                Place of Incorporation:            Delaware
                Date of Incorporation:             November 22, 1991

       10.      Name:                              Kaydon Acquisition Corp. V
                                                   (d/b/a Seabee Corporation)
                                                   (d/b/a Gold Star Manufacturing, Inc.)
                Place of Incorporation:            Delaware
                Date of Incorporation:             October 4, 1993

       11.      Name:                              Kaydon Acquisition VII, Inc.
                                                   (d/b/a Victor Fluid Power, Inc.)
                Place of Incorporation:            Delaware
                Date of Incorporation:             September 28, 1995

       12.      Name:                              Great Bend Industries, Inc.
                Place of Incorporation:            Delaware
                Date of Incorporation:             September 28, 1995




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